Exhibit 10.74

Sixth Addendum to the Private Lease Contract Instrument for Nonresidential Property

By and between:

I – LÚCIO TOMASIELLO, Brazilian, unmarried, of legal age, businessman, holder of identity document RG No.                SSP/SP, duly enrolled in the Individual Taxpayers Roll of the Ministry of the Treasury – CPF/MF under No.               , resident and with address in the City of               and MAURÍCIO TOMASIELLO, Brazilian, unmarried, of legal age, businessman, holder of identity document RG No.               , issued by SSP/SP, duly enrolled in the Individual Taxpayers Roll of the Ministry of the Treasury – CPF/MF under No.               , resident and with address in the City of               , both hereinafter simply called “LESSORS”; and

II – AMYRIS BRASIL LTDA., corporation with headquarters in the City of Campinas, State of São Paulo, at Rua James Clerk Maxwell, No. 315, Techno Park, Postal Code: 13069-380, duly enrolled in the National Corporate Taxpayers Roll of the Ministry of the Treasury – CNPJ/MF under No. 09.379.224/0001-20, represented in this act by its Articles of Incorporation, hereinafter simply called “LESSEE”; and

LESSORS and LESSEE are jointly called “Parties” and individually, “Party.”

WHEREAS, the Parties entered into the Private Lease Contract Instrument for Nonresidential Property (the “Contract”) March 31, 2008, referring to the location of the commercial warehouse that has a total built area of 1,368.09 m2 (thirteen hundred sixty-eight square meters and 9 square centimeters), situated at Rua James Clerk Maxwell, No. 315, Postal Code: 13069-380, object of recorded entry 100068 filed in Notary Office No. 2, Property Records of Campinas, State of São Paulo and registered with the City of Campinas, State of São Paulo, under cartographic code No. 3162.44.26.0285.00000 (the “Property”);

WHEREAS, the Parties entered into a Private Addendum Instrument to the Lease Contract for Nonresidential Property (the “First Addendum”) that modified the conditions established in the Contract for the lease guarantee July 5, 2008;

Sixth Addendum to the Private Lease Contract Instrument for Nonresidential Property	1

WHEREAS, the Parties entered into the Second Addendum to the Private Lease Contract Instrument for Nonresidential Property (the “Second Addendum”) October 30, 2008 that renewed and extended the lease period from 36 (thirty-six) months to 60 (sixty) months, that is, to May 31, 2013;

WHEREAS, the Parties entered into the Third Addendum to the Private Lease Contract Instrument for Nonresidential Property (the “Third Addendum”) October 1, 2012 that renewed the lease period for another 36 (thirty-six) months, to October 1, 2015, and capped the monthly rent increase;

WHEREAS, the Parties entered into the Fourth Addendum to the Private Lease Contract Instrument for Nonresidential Property (the “Fourth Addendum”) March 5, 2015 that renewed the lease period for an additional 43 (forty-three) months, to October 5, 2018, reset the monthly rent increase, and added clauses to the Contract;

WHEREAS, the Parties entered into the Fifth Addendum to the Private Lease Contract Instrument for Nonresidential Property (“Fifth Addendum”) September 22, 2015 establishing that the monthly rent will not be readjusted or corrected annually by variation in the General Market Prices Index-IGPM, measured by the Getúlio Vargas Foundation-FGV and keeping the monthly rent duly paid by the LESSEE the same until October 1, 2016;

WHEREAS, the Parties have an unalloyed reciprocal interest in (i) extending the period of the lease to October 1, 2019, and (ii) establishing the increase in monthly rent by an adjustment agreed to between the Parties;

The Parties therefore decide to sign the present Sixth Addendum to the Private Lease Contract Instrument for Nonresidential Property (the “Sixth Addendum”) in mutual and complete agreement, in accordance with the clauses and conditions set out below.

CLAUSE ONE

PERIOD OF THE LEASE

1.1       The Parties mutually agree to extend the period in force of the Contract such that the final period of the Contract in question will be October 1, 2019.

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1.2       The period indicated in Clause 1.1 above may only be extended by means of the Parties’ signing a new addendum agreement.

CLAUSE TWO

MONTHLY RENT AND READJUSTMENT

2.2       The Parties further agree by mutual consent that from October 1, 2016, the LESSEE will pay the LESSORS the amount of R$ 38,171.45 (thirty-eight thousand one hundred seventy-one reais and forty-five centavos) monthly until October 1, 2017, in consideration of a 3% (three percent) adjustment agreed between the Parties.

2.2.1       Nevertheless, after October 1, 2016, the Parties may negotiate an annual adjustment or correction to the monthly rent, provided that this occurs with previous accord of the Parties and approval of the LESSEE, by means of entering into a new contractual addendum agreement.

2.3       In view of the amendments made by the Parties to this Sixth Addendum, in strict observance of the provisions in clauses 2.1 and 2.2, above, the Parties agree that Clause Five, lead paragraph, of the Contract will go into force with the following provision from the signing of the present instrument:

5) From October 1, 2016, the LESSEE will pay the LESSORS the monthly rent of R$ 38,171.45 (thirty-eight thousand one hundred seventy-one reais and forty-five centavos) due the 5th (fifth) of each month via bank account deposit, the deposit slip serving as receipt and discharge. However, the Parties agree that until October 1, 2017, the LESSEE will pay the LESSORS the monthly rent provided in this clause.

2.4       The Parties declare, in terms of this Clause One, that the conditions for payment not amended by this Sixth Addendum will be those established in the contract.

CLAUSE THREE

GENERAL PROVISIONS

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3.1       The remaining clauses and conditions contained in the Contract, the First Addendum, the Second Addendum, the Third Addendum, the Fourth Addendum, and the Fifth Addendum are ratified by this Act in all their terms not expressly amended by this Sixth Addendum.

3.2       The Parties agree that the terms of this Fifth Addendum take precedence over the provisions of any other understanding that there may be between the Parties from the signing date of the Contract and the signing date of this Sixth Addendum.

3.3       The Contract and this Sixth Addendum can only be amended in any of their provisions by entering into a written contractual addendum.

And being thus within the law and in agreement, the Parties sign the present instrument in 3 (three) identical copies to the same effect, together with 2 (two) legally capable witnesses, who also sign.

Campinas, October 17, 2016

/s/ Lucio Tomasiello                        /s/ Mauricio Tomasiello

LESSORS: LÚCIO TOMASIELLO/MAURÍCIO TOMASIELLO

/s/ Erica Baumgarten                        /s/ Giani Ming Valent

LESSEE: AMYRIS BRASIL LTDA.

Witnesses:

1. Name: RG: CPF/MF:	2. Name: RG: CPF/MF:

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